UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2003

AMB PROPERTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-13545	94-3281941

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Pier 1, Bay 1, San Francisco, California 94111 (Address of Principal Executive Offices) (Zip Code)

415-394-9000 (Registrants’ telephone number, including area code)

n/a (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

          On November 6, 2003, we executed an underwriting agreement in connection with the public offering of 2,000,000 shares of our 6 ¾% Series M Cumulative Redeemable Preferred Stock, par value $0.01 per share, at a price of $25.00 per share, under our shelf registration statement on Form S-3 (File No. 333-68283), and pursuant to the terms set forth in a prospectus dated December 17, 1998, as supplemented by a prospectus supplement dated November 6, 2003. We expect the transaction to close on November 25, 2003. In the underwriting agreement, we also granted the underwriters an over-allotment option to purchase up to an additional 300,000 shares of the series M preferred stock.

          Dividends on the series M preferred stock will be payable quarterly in arrears on the 15th day of January, April, July and October of each year, commencing on January 15, 2004 (or, if any such date is not a business day, on the next succeeding business day). Except in limited circumstances to preserve our status as a real estate investment trust, we may not redeem the series M preferred stock until November 25, 2008. On or after that date, we may redeem the series M preferred stock in whole or in part, for cash at a redemption price of $25.00 per share, plus all accumulated and unpaid dividends on such series M preferred stock. The series M preferred stock will have no stated maturity, will not be subject to any sinking find or mandatory redemption and will not be convertible into any other securities. We intend to apply to list the series M preferred stock on the New York Stock Exchange under the symbol “AMB – PrM”. For additional information concerning these securities, please refer to the exhibits attached to this report.

          We expect to receive net proceeds from this offering of approximately $47,975,000 (exclusive of the over-allotment option) after deducting underwriting discounts and commissions and estimated transaction expenses payable by us. We will contribute the net proceeds to AMB Property, L.P., our operating partnership, which we expect will use such proceeds, along with available cash, to redeem from an unrelated third-party all 1,300,000 of the operating partnership’s outstanding 8 5/8% Series B Cumulative Redeemable Preferred Limited Partnership Units at an aggregate redemption price of $65.6 million and for general purposes.

          Beginning in 2002, SFAS No. 144, Accounting for the Impairment for Disposal of Long-Lived Assets, requires us to separately report as discontinued operations the historical operating results attributable to operating properties sold and the applicable gain or loss on the disposition of the properties. Although application of SFAS 144 may affect the presentation of our results of operations for periods that we have already reported in filings with the Securities and Exchange Commission, there will be no effect on our previously reported financial position, net income or cash flows. Generally, we do not expect to report the changes to such prior periods until we file our next quarterly report on Form 10-Q or annual report on Form 10-K with the SEC. During the nine months ended September 30, 2003, we have sold 15 properties consisting of approximately 2.6 million square feet for aggregate proceeds of approximately $244.3 million. The income attributable to the properties totaled approximately $3.2 million during the nine months ended September 30, 2003 and approximately $12.4 million, $8.8 million and $7.0 million during the years ended December 31, 2002, 2001 and 2000, respectively.

          On November 10, 2003, the operating partnership issued $75 million aggregate principal amount of senior unsecured notes to Teachers Insurance and Annuity Association of America under the $400 million medium-term note program that the operating partnership commenced on May 7, 2002. As a result of this settlement, the operating partnership has $325 million principal amount of medium-term notes available for issuance under the program. The operating partnership intends to issue medium term notes, guaranteed by us, under the program from time to time as market conditions permit. We currently anticipate the issuance of additional medium-term notes under the program prior to the end of the year.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

          The following exhibits are filed as part of this report:

Exhibit
No.	Description

1.1	Underwriting Agreement dated November 6, 2003 between AMB Property Corporation, AMB Property, L.P. and Morgan Stanley & Co. Incorporated and the other underwriters named therein.

4.1	Articles Supplementary establishing and fixing the rights and preferences of the 6¾% Series M Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.17 of AMB Property Corporation’s Form 8-A filed on November 12, 2003).

4.2	Form of Certificate for 6¾% Series M Cumulative Redeemable Preferred Stock of AMB Property Corporation (incorporated by reference to Exhibit 4.3 of AMB Property Corporation’s Form 8-A filed on November 12, 2003).

Forward Looking Statements

          Some of the information included in this report contains forward-looking statements, such as statements pertaining to earnings and results of operations and future plans, including anticipated closings and transactions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest of properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws, risks related to doing business internationally and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Risks” and elsewhere in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q and in the prospectus supplement filed with the Securities and Exchange Commission on November 10, 2003 pursuant to Rule 424(b).

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation
(Registrant)

Date: November 11, 2003	By:	/s/ Tamra D. Browne

Tamra D. Browne
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Underwriting Agreement dated November 6, 2003 between AMB Property Corporation, AMB Property, L.P. and Morgan Stanley & Co. Incorporated and the other underwriters named therein.

4.1	Articles Supplementary establishing and fixing the rights and preferences of the 6¾% Series M Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.17 of AMB Property Corporation’s Form 8-A filed on November 12, 2003).

4.2	Form of Certificate for 6¾% Series M Cumulative Redeemable Preferred Stock of AMB Property Corporation (incorporated by reference to Exhibit 4.3 of AMB Property Corporation’s Form 8-A filed on November 12, 2003).